Exhibit 99.1

FOR IMMEDIATE RELEASE

Halozyme Therapeutics, Inc. Announces Upsize and Pricing of Private Offering of

$625 Million of Convertible Senior Notes due 2028

SAN DIEGO, CA (August 15, 2022) — Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”), a leader in converting IV biologics to subcutaneous delivery, today announced the pricing of $625.0 million aggregate principal amount of convertible senior notes due 2028 (the “Convertible Notes”). The Convertible Notes are being offered and sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from an originally announced $500 million in aggregate principal amount. The Company also granted a 13-day option to the initial purchasers to purchase up to an additional $95.0 million aggregate principal amount of Convertible Notes.

The Convertible Notes will be senior, unsecured obligations of the Company and will accrue interest payable semi-annually in arrears at an annual rate of 1.00%. The Convertible Notes have an initial conversion rate of 17.8517 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (which is equivalent to an initial conversion price of approximately $56.02 per share of the Company’s common stock, representing an initial conversion premium of approximately 30% above the closing price of $43.09 per share of the Company’s common stock on August 15, 2022). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Holders of the Convertible Notes will have the right to require the Company to repurchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a cash repurchase price of 100% of their principal amount plus any accrued and unpaid interest. The Convertible Notes will mature on August 15, 2028, unless earlier redeemed, repurchased or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding February 15, 2028, the Convertible Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after February 15, 2028, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, the Convertible Notes will be convertible regardless of these conditions. The Company will settle conversions in cash and, if applicable, shares of the Company’s common stock. The Company expects to close the offering on August 18, 2022, subject to the satisfaction of various customary closing conditions.

In connection with the pricing of the Convertible Notes, the Company entered into capped call transactions with certain of the initial purchasers of the Convertible Notes and/or their respective affiliates and/or other financial institutions (collectively, the “Capped Call Counterparties”). The capped call transactions are expected generally to reduce potential dilution to holders of the Company’s common stock on any conversion of the Convertible Notes or at the Company’s election (subject to certain conditions) offset any cash payments the Company is required to make in excess of the principal amount of any such converted Convertible Notes, as the case may be, with such reduction or offset subject to a cap based on the cap price. The cap price of the capped call transactions is initially $75.41 per share of the Company’s common stock, representing a premium of 75% above the last reported sale price of $43.09 per share of the Company’s common stock on August 15, 2022, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the Capped Call Counterparties or their respective affiliates may purchase shares of the Company’s common stock or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Convertible Notes at that time.

In addition, the Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock or purchasing or selling the Company’s common stock in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during the relevant valuation period under the capped call transactions or following any early conversion of the Convertible Notes or repurchase of the Convertible Notes by the Company on any fundamental change repurchase date, any redemption date or otherwise, in each case if the Company exercises its option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of the Company’s common stock or the Convertible Notes, which could affect noteholders’ ability to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, it could affect the amount and value of the consideration that noteholders will receive on conversion of such Convertible Notes.

The Company will receive net proceeds from the offering of approximately $608.7 million (or approximately $701.4 million if the initial purchasers exercise their option to purchase additional Convertible Notes in full). The Company expects to use approximately $60.0 million of the net proceeds of the offering to fund the cost of entering into the capped call transactions. The Company also expects to use approximately $77.6 million of the net proceeds of the offering to enter into privately negotiated agreements with certain holders of its outstanding 1.25% convertible senior notes due 2024 (the “Existing Convertible Notes”) to exchange their Existing Convertible Notes for a combination of cash and shares of its common stock through privately negotiated transactions entered into concurrently with or shortly after the offering (the “Note Repurchases”). In connection with the Note Repurchases, the Company expects to pay approximately $77.6 million in cash, which includes accrued interest, and issue approximately 1.51 million shares of its common stock, to settle such exchanges. In addition, the Company expects to use a portion of the net proceeds of the offering to repurchase shares of its common stock (the “Share Repurchases”) up to $200 million, concurrently with, or shortly after, the offering in privately negotiated transactions or otherwise, which may be effected through one or more of the initial purchasers or an affiliate thereof. The Company anticipates using approximately $90.0 million of the net proceeds of the offering to repurchase approximately 2.09 million of its shares concurrently with the closing of the Convertible Notes offering on August 18, 2022, with the remaining Share Repurchases thereafter. Further, the Company expects to use a portion of the net proceeds of the offering to repay all of its outstanding $250 million term loan facility due 2026. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including other repurchases of the Company’s common stock from time to time under the existing stock repurchase program, working capital, capital expenditures, potential acquisitions and strategic transactions. If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the net proceeds from the sale of additional notes to fund the cost of entering into additional capped call transactions.

The Share Repurchases, if consummated in full, would represent an increase of $100 million of the previously planned share repurchases to be made in 2022 under the Company’s ongoing three-year $750 million share repurchase program, which was commenced and previously announced in 2021.

The Note Repurchases and Share Repurchases could increase (or reduce the size of any decrease in) the market price of Halozyme common stock or the Convertible Notes. We also expect that some existing noteholders may purchase or sell shares of the Company’s common stock in the market to hedge their exposure in connection with these transactions. The Note Repurchases, Share Repurchases and any associated hedging by holders could have affected or affect the market price of the Company’s common stock prior to, concurrently with or shortly after the pricing of the Convertible Notes, and could have also resulted in a higher effective conversion price for the Convertible Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.

The offer and sale of the Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, the Company is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether the Company will consummate the offering; and the use of the net proceeds from the offering. Various factors could also adversely affect the Company’s operations, business or financial results in the future and cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, which are filed with the Securities and Exchange Commission.

About Halozyme Therapeutics, Inc.

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. As the innovators of the ENHANZE® technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the delivery of injected drugs and fluids in order to reduce the treatment burden to patients. Having touched more than 600,000 patient lives in post-marketing use in five commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, AbbVie, Eli Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics, ViiV Healthcare and Chugai Pharmaceutical.

Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technology that are designed to provide commercial or functional advantages such as improved convenience and tolerability, and enhanced patient comfort and adherence. The Company has a commercial portfolio of proprietary products including XYOSTED®, TLANDO™ and NOCDURNA® and partnered commercial products and ongoing product development programs with industry leading pharmaceutical companies including Teva Pharmaceutical, Covis Pharma, Pfizer and Idorsia Pharmaceuticals.

Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.